ARTICLES OF AMALGAMATION

                           Business Corporations Act
                                  Section 185


1.   NAME OF CORPORATION:

         CHELSEA OIL AND GAS LTD.

2. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

         Refer to "Share Structure" attachment.

3.   RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

         None.

4. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

      The Corporation shall have a minimum of 3 and a maximum of 10 directors.

5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

      There shall be no restrictions on the business that the Corporation may carry on.

6.   OTHER RULES OR PROVISIONS (IF ANY):

      Refer to "Other Rules or Provisions" attachment.

7.   NAMES OF AMALGAMATING CORPORATION                      CORPORATE ACCESS NO.

         Australian-Canadian Oil Royalties Ltd.             20_______________
         International TME Resources, Inc.                  BC0266674



         DATED this ___ day of September, 2013.



                                      ------------------------------------------
                                      SIGNATURE of Authorized Representative



                                      ------------------------------------------
                                      NAME & TITLE of Authorized Representative

                                SHARE STRUCTURE
                        ATTACHED TO AND FORMING PART OF
                          THE ARTICLES OF AMALGAMATION
                                       OF
                            CHELSEA OIL AND GAS LTD.

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series.

COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

1.   Voting

   1.1. Holders of Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Corporation, except meetings of holders of another class of shares. Each Common Share shall entitle the holder thereof to one vote.

2.   Dividends

   2.1. Subject to the preferences accorded to holders of Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time with respect to the payment of dividends, holders of Common Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time.

3. Liquidation, Dissolution or Winding-Up

   3.1. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of Common Shares shall be entitled, subject to the preferences accorded to holders of Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Corporation.

PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Preferred Shares, as a class, shall be as follows:

1. Issuance in Series

   1.1. Subject to the filing of Articles of Amendment in accordance with the Business Corporations Act (Alberta) (the "Act"), the Board of Directors may at any time and from time to time issue the Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board of Directors.

   1.2. Subject to the filing of Articles of Amendment in accordance with the Act, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

2.   Liquidation

   2.1. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

3.   Dividends

   3.1. The holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

                           OTHER RULES OR PROVISIONS
                        ATTACHED TO AND FORMING PART OF
                          THE ARTICLES OF AMALGAMATION
                                       OF
                            CHELSEA OIL AND GAS LTD.



1. Subject to the Business Corporations Act (Alberta), the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of the additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.